Exhibit 99.1

Citius Pharmaceuticals, Inc. Reports Fiscal Second Quarter 2023 Financial Results and Provides Business Update

$29.1 million in cash and cash equivalents as of March 31, 2023; $15 million registered direct offering in May 2023 extends runway through May 2024

Halo-Lido Phase 2b trial completed with topline results anticipated by end of calendar Q2 2023

CRANFORD, N.J., May 12, 2023 -- Citius Pharmaceuticals, Inc. (“Citius” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products today reported business and financial results for the fiscal second quarter ended March 31, 2023.

Fiscal Q2 2023 Business Highlights and Subsequent Developments

-	Achieved 85 of 92 required events in the Mino-Lok® Phase 3 trial as of April 24, 2023, with 16 patients in active treatment or pending study completion data review;

-	Completed Phase 2b trial of Halo-Lido for the treatment of hemorrhoids with data analysis under way; topline results anticipated by the end of calendar Q2 2023;

-	Continued efforts to spin off oncology asset, I/ONTAK, into a standalone public company; the biologics license application (BLA) for I/ONTAK is under review by the FDA, with a targeted decision date (PDUFA) set for July 28, 2023; and,

-	Raised $15 million in capital through a registered direct offering of common stock and warrants at a purchase price of $1.20 per share on May 8, 2023.

Financial Highlights

-	Cash and cash equivalents of $29.1 million as of March 31, 2023; $15 million in gross proceeds from equity financing as of May 8, 2023;

-	R&D expenses were $4.7 million and $8.2 million for the three and six months ended March 31, 2023, respectively, compared to $3.5 million and $8.9 million for the three and six months ended March 31, 2022, respectively;

-	G&A expenses were $4.8 million and $7.4 million for the three and six months ended March 31, 2023, respectively, compared to $3.1 million and $6.0 million for the three and six months ended March 31, 2022, respectively;

-	Stock-based compensation expense was $1.2 million and $2.4 million for the three and six months ended March 31, 2023, respectively, compared to $1.0 million and $1.9 million for the three and six months ended March 31, 2022, respectively; and,

-	Net loss was $10.5 million and $14.1 million, or ($0.07) and ($0.10) per share for the three and six months ended March 31, 2023, respectively, compared to a net loss of $7.6 million and $16.8 million, or ($0.05) and ($0.11) per share for the three and six months ended March 31, 2022, respectively.

“The Citius team continues to focus on execution as we move through 2023. With the Halo-Lido Phase 2b trial now complete, we are on track to have topline results available by the end of this quarter, ahead of plan. Additionally, as we recently reported, we have achieved 85 of 92 required events in the Mino-Lok Phase 3 trial, with additional patients in treatment, and sites in the U.S. and India continuing to enroll patients. We remain encouraged that the momentum in enrollment will enable us to complete the trial this year, achieving another key value-creating milestone for Citius. And, importantly, we continue to advance our I/ONTAK (E7777) program on multiple fronts. As the targeted July 28, 2023 BLA decision date (PDUFA) approaches, we remain actively engaged in the regulatory review process and continue to lay the commercial and manufacturing foundation for a successful product launch, if approved. Moreover, we believe that at this time, a spinoff of I/ONTAK into a separate publicly traded company would be in the best interest of Citius shareholders and allow us to maximize the value of this asset. To that end, we have worked diligently with financial advisors to advance those efforts and look forward to sharing additional details, as appropriate, in the coming months,” stated Leonard Mazur, Chairman and CEO of Citius.

“Given the challenging financial environment for small biopharmaceutical companies, we took the opportunity earlier this month to raise $15 million from two institutional funds. With this additional capital, we believe that, as of March 31, 2023, our cash runway extends through May 2024. Our priority remains to advance our leading programs and deliver on the multiple value-driving catalysts we outlined for 2023,” concluded Mazur.

SECOND quarter 2023 Financial Results:

Liquidity

As of March 31, 2023, the Company had $29.1 million in cash and cash equivalents.

As of March 31, 2023, the Company had 146,357,797 common shares outstanding.

On May 4, 2023, the Company entered into definitive agreements with certain healthcare-focused and institutional investors for the purchase of an aggregate of 12,500,001 shares of its common stock and accompanying warrants to purchase up to an aggregate of 12,500,001 shares of its common stock, at a purchase price of $1.20 per share and accompanying warrant in a registered direct offering. The warrants have an exercise price of $1.50 per share, will be exercisable six months from the date of issuance, and will expire five years from the date of issuance.

The closing of the offering occurred on May 8, 2023, in which the aggregate gross proceeds were $15.0 million before deducting the placement agent fees and other offering expenses payable by the Company.

The Company also issued 875,000 warrants to the placement agent as part of the transaction.

The Company estimates that its available cash resources will be sufficient to fund its operations through May 2024. We anticipate the need to raise additional capital in the future to support our operations beyond May 2024.

Research and Development (R&D) Expenses

R&D expenses were $3.5 million and $8.9 million for the three and six months ended March 31, 2023, respectively, compared to $1.6 million and $7.7 million for the comparable periods ended March 31, 2022. The increase primarily reflects incremental Mino-Lok trial costs related to the expansion of the trial to include sites outside of the U.S. and higher Halo-Lido Phase 2b study costs as the trial approached completion in April 2023, offset by lower I/ONTAK expenses due to the completion and filing of the BLA with the FDA in September 2022.

We expect that research and development expenses will stabilize in fiscal 2023 as we focus on the commercialization of I/ONTAK and complete our Phase 3 trial for Mino-Lok and our Phase 2b trial for Halo-Lido.

General and Administrative (G&A) Expenses

G&A expenses were $4.8 million and $7.4 million for the three and six months ended March 31, 2023, respectively, compared to $3.1 million and $6.0 million for the comparable periods ended March 31, 2022. The increase was primarily due to pre-launch and market research activities associated with I/ONTAK. General and administrative expenses consist primarily of compensation costs, professional fees for legal, regulatory, accounting, and corporate development services, and investor relations expenses.

Stock-based Compensation Expense

For the fiscal quarter ended March 31, 2023, stock-based compensation expense was $1.2 million as compared to $1.0 million for the prior year period. For the six months ended March 31, 2023, stock-based compensation expense was $2.4 million as compared to $1.9 million for the six months ended March 31, 2022. The increase reflects expenses related to new grants made under the Citius and NoveCite equity incentive plans and new grants made to employees (including new hires), directors and consultants.

Net loss

Net loss was $10.5 million, or ($0.07) per share for the three months ended March 31, 2023, compared to a net loss of $7.6 million, or ($0.05) per share for the three months ended March 31, 2022.

The increase in the net loss was primarily due to an increase in research and development and general and administrative expenses.

Net loss was $14.1 million, or ($0.10) per share for the six months ended March 31, 2023, compared to a net loss of $16.8 million, or ($0.11) for the six months ended March 31, 2022.

The decrease in net loss for the six months ended March 31, 2023 primarily reflects an increase in other income from the $3.6 million gain recognized in connection with the sale of certain New Jersey income tax net operating losses to a third party under the New Jersey Technology Business Tax Certificate Transfer Program offset by increased operating expenses during the period.

About Citius Pharmaceuticals, Inc.

Citius is a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, with a focus on oncology, anti-infectives in adjunct cancer care, unique prescription products, and stem cell therapies. The Company’s diversified pipeline includes two late-stage product candidates, Mino-Lok®, an antibiotic lock solution for the treatment of patients with catheter-related bloodstream infections, which is currently enrolling patients in a Phase 3 Pivotal superiority trial, and I/ONTAK (E7777), a novel IL-2R immunotherapy for an initial indication in CTCL, for which a BLA is under review by the FDA. Mino-Lok® was granted Fast Track designation by the FDA. I/ONTAK has received orphan drug designation by the FDA for the treatment of CTCL and PTCL. At the end of March 2023, Citius completed enrollment in its Phase 2b trial of CITI-002, a topical formulation for the relief of hemorrhoids. For more information, please visit www.citiuspharma.com.

Safe Harbor

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks relating to the results of research and development activities, including those from existing and new pipeline assets, including Mino-Lok; our ability to commercialize our products if approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; the early stage of products under development; our need for substantial additional funds; market and other conditions; our ability to attract, integrate, and retain key personnel; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These risks have been and may be further impacted by Covid-19 and could be impacted by any future public health risks. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2022, filed with the SEC on December 22, 2022, and updated by our subsequent filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

-- Financial Tables Follow –

 CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	September 30,
	2023	2022
ASSETS
Current Assets:
Cash and cash equivalents	$29,065,522	$41,711,690
Prepaid expenses	5,835,602	2,852,580
Total Current Assets	34,901,124	44,564,270

Property and equipment, net	2,639	4,100

Operating lease right-of-use asset, net	552,205	646,074

Other Assets:
Deposits	38,062	38,062
In-process research and development	59,400,000	59,400,000
Goodwill	9,346,796	9,346,796
Total Other Assets	68,784,858	68,784,858

Total Assets	$104,240,826	$113,999,302

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$2,725,593	$1,165,378
Accrued expenses	2,250,836	1,405,394
Accrued compensation	1,025,777	1,762,251
Operating lease liability	207,471	196,989
Total Current Liabilities	6,209,677	4,530,012

Deferred tax liability	5,849,800	5,561,800
Operating lease liability – noncurrent	374,831	481,245
Total Liabilities	12,434,308	10,573,057

Commitments and Contingencies

Stockholders’ Equity:
Preferred stock – $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock – $0.001 par value; 400,000,000 shares authorized; 146,357,797 and 146,211,130 shares issued and outstanding at March 31, 2023 and September 30, 2022, respectively	146,358	146,211
Additional paid-in capital	234,867,917	232,368,121
Accumulated deficit	(143,808,137)	(129,688,467)
Total Citius Pharmaceuticals, Inc. Stockholders’ Equity	91,206,138	102,825,865
Non-controlling interest	600,380	600,380
Total Equity	91,806,518	103,426,245

Total Liabilities and Equity	$104,240,826	$113,999,302

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 2023 AND 2022

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,	March 31,	March 31,	March 31,
	2023	2022	2023	2022
Revenues	$—	$—	$—	$—

Operating Expenses
Research and development	4,726,855	3,452,210	8,172,370	8,910,059
General and administrative	4,792,850	3,117,417	7,396,137	6,014,166
Stock-based compensation – general and administrative	1,165,595	1,020,998	2,366,676	1,925,602
Total Operating Expenses	10,685,300	7,590,625	17,935,183	16,849,827

Operating Loss	(10,685,300)	(7,590,625)	(17,935,183)	(16,849,827)

Other Income
Interest income	303,275	29,571	517,824	63,553
Gain on sale of New Jersey net operating losses	—	—	3,585,689	—
Total Other Income	303,275	29,571	4,103,513	63,553

Loss before Income Taxes	(10,382,025)	(7,561,054)	(13,831,670)	(16,786,274)
Income tax expense	144,000	—	288,000	—

Net Loss	$(10,526,025)	$(7,561,054)	$(14,119,670)	$(16,786,274)

Net Loss Per Share - Basic and Diluted	$(0.07)	$(0.05)	$(0.10)	$(0.11)

Weighted Average Common Shares Outstanding
Basic and diluted	146,251,945	146,041,852	146,231,313	146,026,847

CITIUS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED MARCH 31, 2023 AND 2022

(Unaudited)

	2023	2022
Cash Flows From Operating Activities:
Net loss	$(14,119,670)	$(16,786,274)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	2,366,676	1,925,602
Issuance of common stock for services	102,000	273,884
Amortization of operating lease right-of-use asset	93,869	86,619
Depreciation	1,461	1,461
Deferred income tax expense	288,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(2,983,022)	238,295
Accounts payable	1,560,215	428,033
Accrued expenses	845,442	714,669
Accrued compensation	(736,474)	(1,112,750)
Operating lease liability	(95,932)	(86,253)
Net Cash Used In Operating Activities	(12,677,435)	(14,316,714)

Cash Flows From Financing Activities:
Proceeds from common stock option exercise	31,267	—
Net Cash Provided By Financing Activities	31,267	—

Net Change in Cash and Cash Equivalents	(12,646,168)	(14,316,714)
Cash and Cash Equivalents - Beginning of Period	41,711,690	70,072,946
Cash and Cash Equivalents - End of Period	$29,065,522	$55,756,232